                                                                    EXHIBIT 4.26

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                    IRREVOCABLE TRUST AND SECURITY AGREEMENT


                                     AMONG

                      TRANSAMERICAN REFINING CORPORATION,

                        TRANSAMERICAN ENERGY CORPORATION

                                      AND

                  FIRST UNION NATIONAL BANK, FORMERLY KNOWN AS
                   FIRST FIDELITY BANK, NATIONAL ASSOCIATION
                                   AS TRUSTEE



                              -------------------


                                  DATED AS OF

                                JANUARY 16, 1998

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                               TABLE OF CONTENTS


                                                        ARTICLE I

                                             DEFINITIONS AND INTERPRETATIONS

   Section 1.01. Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
   Section 1.02. Interpretations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

                                                        ARTICLE II

                                              INITIAL TRANSFER TO TRUST FUND

   Section 2.01. Transfer to the Trust Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
   Section 2.02. Execution of Funding Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
   Section 2.03. Sufficiency of Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

                                                       ARTICLE III

                                           CREATION AND OPERATION OF TRUST FUND

   Section 3.01. Establishment of Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
   Section 3.02. Payment of Principal and Interest; Redemption of Notes . . . . . . . . . . . . . . . . . . . . . . .   4
   Section 3.03. Trust Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
   Section 3.04. Return of Moneys . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

                                                        ARTICLE IV

                                                       INVESTMENTS

   Section 4.01. General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
   Section 4.02. Security for Cash Balances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

                                                        ARTICLE V

                                                    SECURITY INTEREST

   Section 5.01. Security Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
   Section 5.02. Security for Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
   Section 5.03. Financing Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
   Section 5.04. Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7





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
                                                        ARTICLE VI

                                                   RECORDS AND REPORTS

   Section 6.01. Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
   Section 6.02. Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

                                                       ARTICLE VII

                                                  CONCERNING THE TRUSTEE

   Section 7.01. Notices to be Given  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
   Section 7.02. Moneys to be Held in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
   Section 7.03. Concerning Compensation and Expenses of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . .   8
   Section 7.04. Responsibility of the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
   Section 7.05. Reliance by the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
   Section 7.06. Resolution of Disagreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                                                       ARTICLE VIII

                                                      MISCELLANEOUS

   Section 8.01. Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
   Section 8.02. Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
   Section 8.03. Binding Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
   Section 8.04. Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
   Section 8.05. Texas Law Governs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
   Section 8.06. Time of the Essence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
   Section 8.07. Performance on Business Days . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
   Section 8.08. Inability of the Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11





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
                    IRREVOCABLE TRUST AND SECURITY AGREEMENT


         This Irrevocable Trust and Security Agreement, dated as of January 16, 1998 (this "Agreement"), is among TransAmerican Refining Corporation, a Texas corporation (the "Company"), TransAmerican Energy Corporation, a Delaware corporation ("TEC"), and First Union National Bank, formerly known as First Fidelity National Association, as trustee (the "Trustee") under an Indenture dated as of February 15, 1995, by and among the Company, TEC and the Trustee, as amended and supplemented by a First Supplemental Indenture dated as of February 24, 1997, among the Company, TEC and the Trustee, a Second Supplemental Indenture, dated as of June 13, 1997, among the Company, TEC and the Trustee, and a Third Supplemental Indenture, dated as of January 16, 1998 among the Company, TEC and the Trustee (as so amended and supplemented, the "Indenture").

                              W I T N E S S E T H:

         WHEREAS, the Company has previously issued its Guaranteed First Mortgage Discount Notes due 2002 in the aggregate principal amount of $340,000,000 (the "Discount Notes") and Guaranteed First Mortgage Notes due 2002 in the aggregate principal amount of $100,000,000 (the "Mortgage Notes" and, together with the Discount Notes, the "1995 Notes"), pursuant to the terms of the Indenture; and

         WHEREAS, the Company offered to purchase the 1995 Notes pursuant to an Offer to Purchase and Consent Solicitation dated May 15, 1997 and the supplements thereto dated May 30, 1997 and June 6, 1997 (the "Tender Offer"); and

         WHEREAS, pursuant to the Tender Offer, $92,235,000 principal amount of Mortgage Notes and $295,777,013 accreted value of Discount Notes were tendered to the Company and canceled; and

         WHEREAS, by Notice dated January 14, 1998, the Company has called for redemption on February 17, 1998 $1,580,000 principal amount of Mortgage Notes and $5,377,000 principal amount of Discount Notes; and

         WHEREAS, the Company intends to defease the Discount Notes that remain outstanding after the foregoing redemption (the "Remaining Discount Notes") and the Mortgage Notes that remain outstanding after the foregoing redemption (the "Remaining Mortgage Notes" and, together with the Remaining Discount Notes, the "Remaining 1995 Notes"); and

         WHEREAS, the Company intends to redeem the Remaining 1995 Notes on February 15, 1999 (the "Final Redemption Date"); and

         WHEREAS, the Indenture provides that if U.S. Legal Tender (as defined in the Indenture), U.S. Government Obligations (as defined in the Indenture) or a combination thereof in an amount sufficient to provide the entire amount necessary for redemption of the Remaining 1995 Notes shall have been set aside in trust with the Trustee as provided in the Indenture, and provisions satisfactory to the Trustee shall have been made for the giving of notice of redemption, from and after the date such assets are set aside in trust and the Trustee receives a certification of independent certified public accountants, an officers' certificate and an opinion of counsel, the Debt (as defined in the Indenture) shall be deemed paid and the Company shall be released from all liability under the Indenture other than as set forth in Sections 8.3 and 8.7 of the Indenture; and

         WHEREAS, the Company wishes to deposit or cause to be deposited cash in the Trust Fund (as defined below) created pursuant to this Agreement in order to cause the Remaining 1995 Notes to be defeased and redeemed under the Indenture; and

         WHEREAS, the cash to be deposited, together with interest thereon, in the Trust Fund, in the opinion of Coopers & Lybrand L.L.P., is sufficient to pay interest on the Remaining 1995 Notes as it accrues and becomes payable and the principal of the Remaining 1995 Notes when they are called for redemption on the Final Redemption Date; and

         WHEREAS, in order to facilitate the receipt and transfer of the cash to be deposited, the Company desires to establish a trust at the principal corporate trust office of the Trustee (the "Trust Fund");

         NOW, THEREFORE, in consideration of the mutual undertakings, promises and agreements herein contained, the sufficiency of which are hereby acknowledged, and in order to secure the full and timely payment of principal of and interest on the Remaining 1995 Notes which are to be defeased and redeemed, the Company, TEC and the Trustee mutually undertake, promise, and agree for themselves and their respective representatives and successors, as follows:

                                   ARTICLE I

                        DEFINITIONS AND INTERPRETATIONS

         Section 1.01. Definitions. All capitalized terms used in this Agreement that are defined in the Indenture have the meanings assigned to them therein, except to the extent such terms are defined in this Agreement or the context clearly requires otherwise.

         Section 1.02. Interpretations. The titles and headings of the articles and sections of this Agreement have been inserted for convenience of reference only and are not to be considered a part hereof and shall not in any way modify or restrict the terms hereof. This

Agreement and all of the terms and provisions hereof shall be liberally construed to effectuate the purposes set forth herein and to achieve the intended purpose of defeasing and redeeming the Remaining 1995 Notes in accordance with applicable law. Except where the context otherwise requires herein, words imparting the singular number shall include the plural number and vice versa. Reference to any instrument or document shall include such instrument or document as the same may be amended or supplemented from time to time. Reference to any party to any instrument or document shall include any successor or assign of such party.

                                   ARTICLE II

                         INITIAL TRANSFER TO TRUST FUND

         Section 2.01. Transfer to the Trust Fund. The Company shall transfer, or cause to be transferred, $9,754,694.34 in cash constituting U.S. Legal Tender (the "Trust Deposit") to the Trustee to be held in trust for the benefit of the Holders from time to time of the Remaining 1995 Notes.

         Section 2.02. Execution of Funding Certificate. Upon the receipt by the Trustee of (i) the Trust Deposit, (ii) the payment of fees and all other sums payable by the Company under the Indenture and described in Exhibit "A" hereto and (iii) a final report prepared by Coopers & Lybrand, L.L.P., dated January 15, 1998, regarding the sufficiency of the Trust Deposit and the Permitted Investments (as defined in Section 4.01 hereof) made therewith to pay amounts which will become due on the Remaining 1995 Notes, which is incorporated herein for all purposes (the "Report"), the Trustee shall attach to this Trust Agreement the Trust Funding Certificate (the form of which is attached as Exhibit "B" hereto) fully executed by the Trustee.

         Section 2.03. Sufficiency of Trust Fund. The Company represents that the Trust Deposit and the Permitted Investments made therewith, together with the proceeds thereof, will provide, not later than one day before each of
(i) the Interest Payment Dates and (ii) the Final Redemption Date, sufficient moneys for transfer to the Paying Agent in the amounts required to pay the accrued interest on the Remaining 1995 Notes and the principal of the Remaining 1995 Notes on the Final Redemption Date, all as more fully set forth in the Report attached hereto. If, at any time and for any reason, the cash balances on deposit in the Trust Fund shall be insufficient to transfer the amounts required by the Paying Agent to make the payments set forth in Section 3.02 hereof, the Company shall timely deposit into the Trust Fund, from lawfully available funds, additional funds in the amounts required to make such payments. Notice of any such insufficiency shall be given promptly as hereinafter provided, but the Trustee shall not in any manner be responsible for any insufficiency of funds in the Trust Fund or the Company's failure to make additional deposits thereto.

                                  ARTICLE III

                      CREATION AND OPERATION OF TRUST FUND

         Section 3.01. Establishment of Trust Fund. The Trustee shall create on its books a special trust fund to be known as the "TransAmerican Notes due 2002 Trust Fund" (the "Trust Fund"). Upon receipt by the Trustee of the Trust Deposit, the Trustee shall deposit the Trust Deposit in the Trust Fund.

         Section 3.02. Payment of Principal and Interest; Redemption of Notes. (a) On or prior to February 15, 1998, the Trustee is hereby irrevocably instructed to transfer to the Paying Agent from the funds in the Trust Fund $510,262.50, which is the amount required to pay the interest which will have accrued on such date on the Remaining Mortgage Notes. On or prior to August 15, 1998, the Trustee is hereby irrevocably instructed to transfer to the Paying Agent from the funds in the Trust Fund $164,557.50 and $510,262.50, which are the amounts required to pay the interest which will have accrued on such date on the Remaining Discount Notes and Remaining Mortgage Notes, respectively. On or prior to the Final Redemption Date, the Trustee is hereby irrevocably instructed to transfer to the Paying Agent from the funds in the Trust Fund $2,045,850.00 and $7,050,900.00, which are the amounts which will be required to pay the principal of (including premium), and the interest which will have accrued on, the Remaining Discount Notes and Remaining Mortgage Notes, respectively, on the Final Redemption Date.

         (b) The Trustee, in its capacity as Paying Agent for the Remaining 1995 Notes, agrees, to the extent required hereby, to apply the funds transferred to it pursuant to Section 2.01 above, together with the proceeds from the investment thereof pursuant to Section 4.01 below, solely for the purpose of paying the principal of and interest on the Remaining 1995 Notes in the manner provided in this Agreement. Except for amounts transferred to the Paying Agents pursuant to Section 3.02(a) above or to the Company pursuant to
Section 3.04 below, and except as permitted in Article IV hereof, the Trustee agrees that it shall never make any withdrawals from the Trust Fund or assert any claims, liens or charges against the Trust Fund.

         Section 3.03. Trust Fund. The Trust Deposit and all proceeds therefrom shall be the property of the Trust Fund, and shall be applied only in strict conformity with the terms and conditions of the Indenture and this Agreement. All cash balances and other assets on deposit in the Trust Fund are hereby irrevocably transferred to the Trustee in trust for the benefit of the Holders from time to time of the Remaining 1995 Notes, subject to the provisions of this Agreement, to provide for the payment of the principal of and interest on the Remaining 1995 Notes, which payment shall be made by timely transfers to the Paying Agent of such amounts at such times as are provided for in Section 3.02 hereof, but solely from the sources specified in this Agreement and the Indenture. The Trustee shall hold at all times the Trust Fund and the Permitted Investments in trust for the benefit of the

Holders from time to time of the Remaining 1995 Notes, wholly segregated from all other funds and securities on deposit with the Trustee; it shall never allow the assets of the Trust Fund to be commingled with any other funds or securities of the Trustee; and it shall hold and dispose of the assets of the Trust Fund only as set forth herein and in the Indenture. Nothing herein contained shall be construed as requiring the Trustee to keep the identical money, or any part thereof, received for the Company's account in the Trust Fund, if it is impractical, but money of an equal amount, or investments thereof permitted hereby, must be maintained on deposit in the Trust Fund and held by the Trustee during the term of this Agreement for the benefit of the Holders from time to time of the Remaining 1995 Notes.

         Section 3.04. Return of Moneys. (a) In the event any Remaining 1995 Note shall not be presented for payment when the principal thereof becomes due or is not thereafter presented for payment, any funds which shall be held for such purpose by the Paying Agent and which remain unclaimed by the Holder of the Remaining 1995 Note not presented for payment shall be held, without liability for interest thereon, for the benefit of the owner of such Remaining 1995 Note who shall thereafter be restricted exclusively to such funds for any claim of whatever nature on his part with respect to such Remaining 1995 Note; provided that any funds which shall be so held by the Trustee and remain unclaimed by the Holder of the Remaining 1995 Note not presented for payment for a period of two years after the Final Redemption Date shall, subject to
Section 8.06 of the Indenture, be paid to the Company upon request and thereafter the Holder of such Remaining 1995 Note shall look only to the Company for payment, without any interest thereon, and the Trustee shall have no responsibility with respect to such moneys.

         (b) The Trustee shall maintain the Trust Fund until the date upon which all of the payments required by Section 3.02(a) above have been made, whereupon the Trustee shall remit, subject to Section 3.04(a) hereof, to the Company the money, if any, then remaining in the Trust Fund.

                                   ARTICLE IV

                                  INVESTMENTS

         Section 4.01. General. Except as provided in this Article IV, the Trustee shall have no power or duty to invest or reinvest any funds held hereunder. The Trustee will promptly invest the Trust Deposit in the investments described on Exhibit "C" hereto (the "Permitted Investments"). Thereafter, at the request of the Company and upon compliance with the conditions hereinafter stated, the Trustee shall reinvest the cash balances in the Trust Fund, except as such proceeds are needed to make payments required to be made pursuant to Sections 3.02(a) or 3.04 hereof, in U.S. Government Obligations that mature the business day before any of the dates specified in
Section 3.02(a). Any reinvestment pursuant to this Section 4.01 may be effected only if written instructions from the Company are accompanied by a certificate from a nationally recognized firm of independent certified public accountants to the effect that, following the reinvestment, the funds on deposit in the Trust Fund will be sufficient, without further investment or reinvestment, to pay the principal and interest, as applicable, due on the Remaining 1995 Notes as set forth in the Report. Unless otherwise directed by the Company, the Trustee may use a broker-dealer of its own selection, including a broker-dealer owned by or affiliated with the Trustee or any of its affiliates. The Company shall be liable for all brokerage costs and related expenses incurred hereunder. To the extent the Trustee invests the Trust Funds in Permitted Investments or at the request of the Company, other U.S. Government Obligations, the Trustee shall not be liable for any losses on any investments made by it.

         Section 4.02. Security for Cash Balances. Cash balances from time to time held in the Trust Fund may be deposited by the Trustee in non-interest bearing demand deposits with the Trustee to the extent not otherwise required to be invested hereunder. Any such deposits shall, to the extent not insured by the Federal Deposit Insurance Corporation or its successor, be continuously secured in the manner provided by law for deposits or trust funds by a pledge of direct obligations of, or obligations unconditionally guaranteed by, the United States of America, having a market value at least equal to such cash balances, and the Holders of the Remaining 1995 Notes shall be entitled to a preferred lien and claim upon such obligations in the event of any insolvency, receivership, conservatorship or liquidation of the Trustee.

                                   ARTICLE V

                               SECURITY INTEREST

         Section 5.01. Security Interest. Although it is the intention of the Company to convey the Trust Deposit and any and all proceeds thereof to the Trustee for the benefit of the Holders of the Remaining 1995 Notes and that such assets constitute the property of the Trust Fund and not of the Company, in the event the Trust Fund, for any reason, is revoked or the proceeds thereof are, but for this Article V, to be returned to the Company prior to the payment required by Section 3.02(a) above being made to the Paying Agent for the redemption of the Remaining 1995 Notes, the Company hereby assigns, pledges and grants to the Trustee for its benefit and the benefit of the Holders of the Remaining 1995 Notes, a security interest in all of the Company's right, title and interest in and to all money and securities (if any) in the Trust Fund and all proceeds and products thereof (the "Collateral"). The Holders of the Remaining 1995 Notes shall be entitled to a preferred claim and first lien upon the Collateral. The amounts received by the Trustee under this Agreement shall not be considered as a banking deposit by the Company and the Trustee shall have no right or title with respect thereto except as set forth in this Agreement.

         Section 5.02. Security for Obligations. This Article V secures the payment and performance of all debt, liabilities and obligations of the Company to the Holders of the Remaining 1995 Notes and the Trustee.

         Section 5.03. Financing Statement. The Company agrees to deliver to the Trustee, on the effective date of this Agreement, a fully executed financing statement relating to the Collateral. The Company hereby authorizes the Trustee to file one or more continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Company where permitted by law (provided that the Trustee furnishes to the Company a copy of each such statement filed, promptly after the filing thereof). A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

         Section 5.04. Remedies. In the event the Trust Fund, for any reason, is revoked or the proceeds thereof are, but for this Article V, to be returned to the Company prior to the payment required by Section 3.02(a) above being made to the Paying Agent for the redemption of the Remaining 1995 Notes, the Trustee may retain the Collateral pursuant to its security interest therein and otherwise exercise its rights with respect to the Collateral, in addition to other rights and remedies otherwise available to it, and the rights and remedies of a secured party on default under the Uniform Commercial Code (the "UCC") (whether or not the UCC applies to the Collateral). If the proceeds have been returned to the Company, the Trustee may require the Company to, and the Company hereby agrees that it will at its expense and upon request of the Trustee, forthwith, assemble the Collateral as directed by the Trustee and make it available to the Trustee.

                                   ARTICLE VI

                              RECORDS AND REPORTS

         Section 6.01. Records. The Trustee will keep books of record and account in which complete and correct entries shall be made of all transactions relating to the receipts, disbursements, allocations and application of the money and any other assets deposited in the Trust Fund and all proceeds thereof, and such books shall be available for inspection at reasonable hours and under reasonable conditions by the Company and the Holders of the Remaining 1995 Notes.

         Section 6.02. Reports. For the period beginning on the date hereof and ending on December 31, 1998, and for each 12 month period thereafter while this Agreement remains in effect, the Trustee shall prepare and send to the Company within 30 days following the end of such period a written report summarizing all transactions relating to the Trust Fund during such period together with a detailed statement of the cash balance on deposit in the Trust Fund as of the end of such period.

                                  ARTICLE VII

                             CONCERNING THE TRUSTEE

         Section 7.01. Notices to be Given. As soon as permitted by the Indenture following the date of the transfer described in Section 2.01 hereof, but in any event not later than the date required by the Indenture, the Trustee shall give notice in the manner required by the Indenture of the redemption of the Remaining 1995 Notes on the Final Redemption Date.

         Section 7.02. Moneys to be Held in Trust. All moneys and any other assets received by the Trustee pursuant to this Agreement shall, until used or applied as herein provided (including payment of moneys to the Company under Section 3.04), be held in trust for the purposes for which they were received, and be segregated from other funds. The Trustee shall be under no liability for interest on any moneys received by it hereunder other than such interest as it expressly agrees to pay.

         Section 7.03. Concerning Compensation and Expenses of Trustee. In consideration of the agreements of the Company contained in the Indenture with respect to the compensation and indemnification of the Trustee and, notwithstanding the provisions of Section 7.7 of the Indenture purporting to give to the Trustee a first lien prior to payment on account of interest on or principal of any 1995 Note under the Indenture with respect to certain amounts due or claimed by the Trustee, the Trustee hereby agrees that it will not make any claim to any amount on deposit in the Trust Fund and hereby waives any lien or claim on such fund. To the extent that this Section 7.03 conflicts with any other provisions contained herein or in the Indenture, this Section 7.03 shall control.

         Section 7.04. Responsibility of the Trustee. The Trustee shall not be liable or responsible for any act done or step taken or omitted by it or any mistake of fact or law or for anything which it may do or refrain from doing, except for its own negligence or its default or failure in the performance of any material obligation imposed upon it hereunder. The Trustee shall not be responsible in any manner whatsoever for the recitals made herein or the statements contained in the 1995 Notes or any proceedings taken in connection therewith. The Trustee makes no representation as to the value, conditions or sufficiency of the Trust Fund or as to the title of the Company thereto, and the Trustee shall not incur any liability or responsibility with respect to such matters. The Trustee shall not have any liability whatsoever for the insufficiency of monies available in the Trust Fund or for any failure of the obligors of the Permitted Investments, or any other U.S. Government Obligations in which the Trust Funds are invested at the request of the Company, to make timely payment thereon. It is the intention of the parties hereto that the Trustee shall never be required to use or advance its own funds or otherwise incur personal financial liability in the performance of any of its duties or the exercise of any rights and powers hereunder.

         The Trustee, except with respect to the Indenture, the 1995 Notes, and the Security Documents, is not a party to, nor is it bound by nor need it give consideration to the terms or provisions of any other agreement or undertaking between the Company and other persons, and (except as aforesaid) the Trustee is to give consideration only to the terms and provisions of this Agreement. The Trustee has no duty to determine or inquire into the happening or occurrence of any event or contingency or the performance or failure of performance of the Company with respect to arrangements or contracts with others. The Trustee's sole duty hereunder is to safeguard the Trust Fund and to dispose of and deliver the same in accordance with this Agreement. If, however, the Trustee is called upon by the terms of this Agreement to determine the occurrence of any event or contingency, the Trustee shall be obligated, in making such determination, only to exercise reasonable care and diligence, and in the event of error in making such determination the Trustee shall be liable only for its own willful misconduct or its gross negligence in the light of all circumstances, taking into consideration the time and facilities available to the Trustee in the ordinary conduct of its business. In determining the occurrence of any such event or contingency the Trustee may request from the Company or any other person such reasonable additional evidence as the Trustee in its discretion may deem necessary to determine any fact relating to the occurrence of such event or contingency, and in this connection may inquire and consult, among others, with the Company at any time, and the Trustee shall not be liable for any damages resulting from its delay in acting hereunder pending its examination of the additional evidence requested by it.

         Section 7.05. Reliance by the Trustee. This Agreement is between the Company, TEC and the Trustee only and in connection therewith the Trustee is authorized by the Company and TEC to rely upon the representations, both actual and implied, of the Company in connection with this Agreement, and the Trustee shall not be liable to any person in any manner for such reliance. The duty of the Trustee hereunder shall only be to the Company, TEC and the owners of the Remaining 1995 Notes. The Trustee may act upon any written notice, request, waiver, consent, certificate, receipt, authorization, opinion of counsel, power of attorney, or other instrument or document which the Trustee in good faith believes to be genuine and to be what it purports to be. The Trustee may consult with legal counsel satisfactory to it concerning any question relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered or omitted by it in good faith under the advice of such counsel.

         Section 7.06. Resolution of Disagreements. In the event of any disagreement or controversy hereunder or if conflicting demands or notices are made upon the Trustee growing out of or relating to this Agreement or in the event that the Trustee in good faith is in doubt as to what action it should take hereunder, the Company expressly agrees and consents that the Trustee shall have the absolute right to file a suit in interpleader and obtain an order from a court of appropriate jurisdiction requiring all persons involved to interplead and litigate in such court their several claims and rights among themselves; provided that this Section 7.06 shall not apply to the unconditional duty of the Trustee to





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
hold the Trust Fund and to pay the principal of and interest on the Remaining 1995 Notes as the same come due and are payable, in accordance with this Agreement.

                                  ARTICLE VIII

                                 MISCELLANEOUS

         Section 8.01. Notice. Any notice, authorization, request, or demand required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given in the manner and to the address as provided in the Indenture.

         Section 8.02. Term. This Agreement shall be effective upon the attachment hereto of an executed Trust Funding Certificate by the Trustee. Upon the taking of all the actions as described herein by the Trustee, the Trustee shall have no further obligations or responsibilities hereunder to the Company, the Holders of the Remaining 1995 Notes or to any other person or persons in connection with this Agreement except as otherwise provided in the Indenture.

         Section 8.03. Binding Agreement. This Agreement shall be binding upon the Company, TEC and the Trustee and their respective successors and legal representatives, and shall inure solely to the benefit of the Holders of the Remaining 1995 Notes, the Company, the Trustee and their respective successors and legal representatives. The purpose of this Agreement is to implement and supplement the terms of the Indenture, and in the event of any conflict between the provisions of the Indenture and the provisions of this Agreement, the Indenture shall control; provided, that the Trustee and the Company recognize that this Agreement is entered into for the benefit of the Holders of the Remaining 1995 Notes from time to time and the Trustee hereby accepts the benefits hereof on behalf of such Holders; provided, further, the Trustee and the Company agree that this Agreement may be amended with the prior written consent of each Holder of a Remaining 1995 Note who would be adversely affected by such amendment , if any, (i) to cure any ambiguity, formal defect or omission herein, (ii) to grant to or confer upon the Trustee, for the benefit of the Holders of the Remaining 1995 Notes, any additional rights, remedies, power or authority that may be conferred upon such Holders or the Trustee or
(iii) to subject additional funds, securities or other property to the terms of this Agreement, but this Agreement shall never be amended for any other purpose without the prior written consent of the Holders of all Remaining 1995 Notes not theretofore finally paid.

         Section 8.04. Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

         Section 8.05. Texas Law Governs. This Agreement shall be governed exclusively by the provisions hereof and by the applicable law of the State of Texas.

         Section 8.06. Time of the Essence. Time shall be of the essence in the performance of obligations from time to time imposed upon the Trustee by this Agreement.

         Section 8.07. Performance on Business Days. Whenever under the terms of this Agreement the performance date of any provision hereof shall fall on a day which is not a legal banking day, and upon which the Trustee is not open for business, the performance thereof on the next succeeding business day of the Trustee shall be deemed to be in full compliance. Whenever time is referred to in this Agreement it shall be time recognized by the Trustee in the ordinary conduct of its normal business transactions.

         Section 8.08. Inability of the Trustee. In case at any time the Trustee or its legal successor or successors should become unable, through operation of law or otherwise, to act as Trustee, or if its property and affairs shall be taken under the control of any state or federal court or administrative body because of insolvency or bankruptcy or for any other reason, a vacancy shall forthwith and ipso facto exist in the office of Trustee, and a successor Trustee shall be appointed as provided in the Indenture.

         EXECUTED as of the date first written above.

                                  FIRST UNION NATIONAL BANK, formerly known as
                                  FIRST FIDELITY BANK, NATIONAL ASSOCIATION,
                                           as Trustee


                                  By:
                                        ----------------------------------------


                                        ----------------------------------------




                                  TRANSAMERICAN REFINING CORPORATION


                                  By:
                                        ----------------------------------------
                                        Ed Donahue, Vice President and Secretary



                                  TRANSAMERICAN ENERGY CORPORATION


                                  By:
                                        ----------------------------------------
                                        Ed Donahue, Chief Financial Officer,
                                        Vice President and Secretary